Exhibit 10.26

Protalex, Inc.

131 Columbia Turnpike, Suite 1

Florham Park, New Jersey 07392

July 15, 2016

Niobe Ventures, LLC

410 Park Ave

New York, NY 10022

Re: Agreement to Exchange Outstanding Debt

Gentlemen:

This will confirm the agreement we have reached with respect to the outstanding debt due and owing from Protalex, Inc. (“Protalex”) to Niobe Ventures, LLC (“Niobe”) as evidenced by promissory notes issued by Protalex to Niobe (the “Notes”).

Simultaneous with the effectiveness of the Company’s Registration Statement on Form S-1 (SEC File No. 333-206008) with respect to a “Qualified Public Offering”, the Company and Niobe hereby unconditionally agree to exchange, concurrently with the closing of such Qualified Public Offering, the full principal amount of the Notes and fifty (50%) percent of the accrued and unpaid interest due under the Notes for shares of Protalex common stock, par value $.00001 per share (“Common Stock”), at the price per share that Common Stock is sold to the public investors in a Qualified Public Offering. Upon such exchange, the outstanding indebtedness represented by the Notes and all of the rights, duties and obligations of all parties to the credit facility agreements relating to the Notes, the Notes and the related security agreements shall immediately terminate, other than Niobe’s right to the payment in cash of accrued and unpaid interest under the Notes as provided for below.

A “Qualified Public Offering” shall mean a public offering of Protalex Common Stock yielding gross proceeds to Protalex of at least $7.0 million.

Within five business days following the closing of a Qualified Public Offering, fifty (50%) percent all accrued and unpaid interest due under the Notes shall be paid to Niobe in cash.

Niobe agrees and acknowledges that the shares of Common Stock to be issued to Niobe upon conversion of the Notes as contemplated by this letter agreement (the “Shares”) will be “restricted securities” and that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law and that it is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares otherwise in compliance with applicable federal and state securities laws). Niobe further agrees to enter into a customary lockup agreement covering all such Shares in favor of the underwriter of the Qualified Public Offering on the same terms as shall apply to the Company and its officers and directors.

Upon issuance of the Shares as contemplated by this letter agreement, the Shares shall be duly authorized, full paid and nonassessable shares of Common Stock.

In furtherance of the transactions contemplated by this letter agreement, each of Protalex and Niobe, at any time or from time to time after the date hereof, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party or any underwriter of such Qualified Public Offering may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereto.

In the event that a Qualified Public Offering is not consummated on or before October 31, 2016 as contemplated by the related underwriting agreement, then this letter agreement and the rights and obligations hereunder shall be null and void, ab initio.

This agreement amends and restates the Agreement to Exchange Outstanding Debt entered into between the parties hereto on June 3, 2016 and supersedes that agreement in all respects.

Sincerely, PROTALEX, INC. By: /s/ Kirk Warshaw Kirk Warshaw Chief Financial Officer

AGREED TO AND ACCEPTED:

NIOBE VENTURES, LLC

By: /s/ Arnold P. Kling

Arnold P. Kling, Manager